Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             AMC Entertainment Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   43-1033275
                    (I.R.S. Employer Identification Number)

               106 West 14th Street, Kansas City, Missouri 64105
              (Address of Principal Executive Offices) (Zip Code)

          AMC Entertainment Inc. 1994 Stock Option and Incentive Plan
                              (Full Title of Plan)

                                 Peter C. Brown
                              106 West 14th Street
                          Kansas City, Missouri  64105
                                 (816) 221-4000

           (Name, Address and Telephone Number of Agent for Service)

                        Calculation of Registration Fee


                            Proposed
                             Maximum     Proposed
    Title of                Offering      Maximum
   Securities    Amount       Price      Aggregate     Amount of
     to be       to be      Per Share    Offering    Registration
   Registered  Registered      (1)       Price (1)        Fee
  Common
  Stock 66  cents par   1,000,000
  value       shares      $11.8125     $11,812,500   $4,073


  1 The maximum offering price is estimated to be $11.8125 per share pursuant to Rule 457(h)(1) and 457(c) solely for the purpose of calculating the registration fee, which amount represents the average of the high and low prices of the Registrant's common stock reported on the AMEX composite tape on March 13, 1995.
  Part II

  Information Required In The Registration Statement

  Item 3.  Incorporation of Documents by Reference.

       The following documents filed by the Registrant with the Securities and Exchange Commission (the" Commission") are incorporated herein by reference and hereby made a part hereof:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended March 31, 1994.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 1994.

        (c) The description of the Registrant's Common Stock contained in Registrant's Form 8-A filed August 18, 1983 (File no. 0-12429) and the description of its $1.75 Cumulative Convertible Preferred Stock contained in Amendment No. 1 to its Form 8-A respecting such Preferred Stock, dated February 18, 1994.

        (d) All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates all of the securities offered hereby have been sold or that deregisters all securities then remaining unsold.

  Item 4.  Description of Securities.

       Not applicable.

  Item 5.  Interests of Named Experts and Counsel.

       The validity of the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Gage & Tucker L.C., Kansas City, Missouri. Raymond F. Beagle, Jr., a member of Gage & Tucker L.C., is general counsel of the Registrant.

  Item 6.  Indemnification of Directors and Officers.

       AMC Entertainment Inc. ("AMCE") is incorporated in Delaware.
       Under Section 145 of the Delaware General Corporation Law, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit, or proceeding. AMCE's Certificate of Incorporation requires indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law and provides that, in any action by a claimant, AMCE shall bear the burden of proof that the claimant is not entitled to indemnification.
       Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director
       (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or
       (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of AMCE contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

       Section 3.6 of AMCE's 1994 Stock Option and Incentive Plan (the "Plan") provides that service on AMCE's Compensation Committee constitutes service as a director of AMCE so that members of the Compensation Committee, who are charged with the administration of the Plan, are entitled to indemnification and reimbursement as directors pursuant to AMCE's Certificate of Incorporation, Bylaws or any agreements between AMCE and its directors providing for indemnification.

  Item 7.  Exemption from Registration Claimed.

       Not applicable.

  Item 8.  Exhibits.

        4.1 -              Certificate of Incorporation of AMC
                           Entertainment Inc.  (1)

        4.2 - Certificate of Designations Relating to $1.75 Cumulative Convertible Preferred Stock of AMC Entertainment Inc. (2)

        4.3 -              Bylaws of AMC Entertainment Inc. (3)

       *4.4 -              AMC Entertainment Inc. 1994 Stock Option and
                           Incentive Plan.

       *5.1 - Opinion of Gage & Tucker L.C. as to the validity of the stock being issued.

      *23.1 - Consent of Gage & Tucker L.C. to the use of their opinion filed as Exhibit 5.1 (included in E xhibit 5.1).

      *23.2 -              Consent of Coopers & Lybrand L.L.P.

      *23.3 -              Consent of Deloitte & Touche L.L.P.

      *24.1 - Power of Attorney (included elsewhere in the Registration Statement).
             (1)   Previously filed as Exhibit 3.1 to Registrant's
                   Form S-2 (File no. 33-51693) filed December 23, 1993, as amended, and incorporated herein by reference.

            (2)    Previously filed as Exhibit 3.2 to Registrant's
                   Form S-2 (File no. 33-51693) filed December 23, 1993, as amended, and incorporated herein by reference.

             (3)   Previously filed as Exhibit 3.3 to Registrant's
                   Form S-2 (File no. 33-51693) filed December 23, 1993, as amended, and incorporated herein by reference.

            *Filed Herewith.

  Item 9. Undertakings.

        1.   Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3)
                 of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs 1.(a)(i) and 1.(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
             Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
       2. Filings Incorporating Subsequent Exchange Act Documents by
          Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Indemnification Matters.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in Kansas City, Missouri on this 16th day of March, 1995.


                                          AMC ENTERTAINMENT INC.



                                          By      /s/ Peter C. Brown

                                               Peter C. Brown
                                               Executive Vice President
  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below. By so signing, each person whose signature appears below this Registration Statement on Form S-8 in his or her capacity as a director or officer, or both, as the case may be of the Registrant, does hereby severally constitute and appoint Peter C. Brown and Richard L. Obert, and each of them severally, his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, any and all pre-effective and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



  Date:     March 16, 1995                /s/  Stanley H. Durwood

                                     Stanley H. Durwood, Chairman of the
                                     Board, Chief Executive Officer and
                                     Director


  Date:     March 16, 1995            /s/ Paul E. Vardeman

                                     Paul E. Vardeman, Director


  Date:     March 16, 1995                /s/ Charles J. Egan, Jr.

                                     Charles J. Egan, Jr., Director


  Date:     March 16, 1995                /s/ Edward D. Durwood

                                     Edward D. Durwood, President,
                                     Vice Chairman of the Board and
                                     Director


  Date:     March 16, 1995            /s/ Peter C. Brown
                                          Peter C. Brown, Executive Vice
                                          President,
                                     Chief Financial Officer and Director
  Date:      March 16, 1995              /s/ Philip M. Singleton

                                     Philip M. Singleton, Executive Vice
                                     President, Chief Operating Officer
                                     and Director


  Date:     March 16, 1995                /s/ Richard L. Obert

                                     Richard L. Obert, Vice President and
                                     Chief Accounting Officer
                                                          EXHIBIT 4.4
                           AMC ENTERTAINMENT INC.
                    1994 STOCK OPTION AND INCENTIVE PLAN

  1. PURPOSE.

      The AMC Entertainment Inc. 1994 Stock Option and Incentive Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives and managers and to thereby increase the alignment of the interests of such persons and stockholders. The Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

  2. DEFINITIONS

      When used herein, the following terms shall have the meaning set forth below:

   2.1 "AMC" means American Multi-Cinema, Inc., a wholly-owned subsidiary of the Company.

   2.2  "Award" means an Option, a Stock Award or a Performance Unit.

   2.3  "Board" means the Board of Directors of the Company.

   2.4 A "Change of Control Event" shall be deemed to have occurred at the first time that (a) a majority of the Board of Directors of the Company, over a two-year period, is replaced from the directors who constituted the Board of Directors of the Company at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Company (or replacement directors approved by the Board of Directors of the Company), as constituted at the beginning of such period, or (b) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than the DI affiliates, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors.

   2.5 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

   2.6 "Committee" means the Board's Compensation Committee, or such other committee of Directors as may be designated by the Board, authorized to administer this Plan. The Committee shall consist of not fewer than two (2) Directors and shall be constituted so as to permit the Plan to comply with Rule 16b-3 or any successor provision of similar import.
   2.7 "Common Stock" means the Company's Common Stock, par value 662 per share.

   2.8 "Company" means AMC Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware, or such Company by whatever name it may at the time have.

   2.9 "DI Affiliates" means (a) Mr. Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively the "Durwood Family"), (b) any controlled affiliate of any member of the Durwood Family and (c) any trust for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or one or more charitable organizations.

   2.10  "Director" means a member of the Board.

   2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

   2.12 "Fair Market Value" means with respect to the Company's Shares the closing sales price of the Shares, as reported on the American Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Shares were so reported prior to the date on which the value is to be determined.

   2.13  "Grantee" means a person to whom an Award is made.

   2.14 "Incentive Stock Option" or"ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code
  Section 422 and applicable regulations thereunder for such an Option.

   2.15 "Non-Qualified Stock Option" or"NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.

   2.16 "Option" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations (which may include a note from the Grantee) fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee (subject to limitations imposed by this Plan). An Option can be either an ISO or NQSO or a combination thereof.

   2.17  "Plan" means the Company's 1994 Stock Option and Incentive Plan.

   2.18 "Performance Unit" means an Award payable only in cash and valued by reference to designated criteria (other than Shares) established by the Committee.

   2.19  "Rule 16b-3" means Rule 16b-3 promulgated under the  Exchange
  Act.

   2.20 "Securities Act" means the Securities Act of 1933, as amended from time to time.

   2.21 "Shares" means shares of the Company's Common Stock or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.
   2.22 "Stock Award" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. A Stock Award may be either a "Performance Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee, or a "Restricted Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, is conditioned on the continued employment of the Grantee or such other conditions as the Committee may impose, or both.

   2.23 "Subsidiary" means any business, including AMC, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

   2.24 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, to receive Shares issuable in satisfaction of a Stock Award or to receive other amounts payable under an Award, by bequest or inheritance or by reason of the death of the Grantee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder.

   2.25 "Tax Date" means the date on which the amount of tax to be withheld with respect to an Option or Stock Award is determined.

   2.26 "Term" means the period during which a particular Option may be exercised or the period during which the conditions and/or restrictions placed on an Award are in effect.

   2.27 "Window Period" means a period beginning on the third business day following the date of release of a quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date.

  3. ADMINISTRATION OF THE PLAN

       3.1   The Plan shall be administered by the Committee.

       3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to: (a) determine when and to whom Awards shall be granted; (b) determine the form of each Award, its Term, the number of Shares covered by it, if any, the participation by a Grantee in other plans, and any other terms or conditions of each such Award, including the time and conditions of exercise or vesting; (c) determine whether Awards will be granted singly or in combination or tandem; (d) determine the performance goals, if any, that will be applicable to the Award and eliminate or reduce an Award otherwise payable that is based on performance goals; (e) accelerate the vesting, exercise, or payment of an Award when such action(s) would be in the best interests of the Company; and (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other plan of the Company or a Subsidiary. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.
       3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing (and amending) such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

       3.4 The Committee may designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

       3.5 The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may establish performance goals and select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act.

       3.6 Service on the Committee shall constitute service as a Director, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

       3.7 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

  4. ELIGIBILITY

      Awards may be made under the Plan to employees who are corporate or field executives or senior managers, including executive officers of the Company and its Subsidiaries. Officers shall be employees for this purpose, whether or not they also are Directors. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company, AMC or any other Subsidiary.

  5. SHARES SUBJECT TO PLAN; LIMITATIONS

       5.1 The Company hereby reserves 1,000,000 Shares, for issuance in connection with Awards under the Plan, subject to adjustment under
  Section 20. During the Plan no Grantee may receive Options to acquire more than 325,000 Shares, Stock Awards entitling the Grantee to receive more than 150,000 Shares or cash awards aggregating more than $2 million under Performance Units. During any 12 month period no Grantee may receive Options to acquire more than 65,000 Shares or cash awards aggregating more than $400,000 under Performance Units. No Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration.

       5.2 Any Shares related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, or (b) are settled in cash in lieu of Shares, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no Shares which are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. The Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

  6. GRANTING OF OPTIONS

       6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above and shall designate such Options as ISOs or NQSOs.

       6.2 Pursuant to Code Section 422 and applicable regulations, an Option shall not be deemed to be an ISO to the extent that the aggregate Fair Market Value, as determined on the date or dates of grant, of Shares with respect to which such ISO is exercisable for the first time by any individual during any calendar year (under all stock option incentive plans of the Company or a Subsidiary) exceeds $100,000. ISOs which first become exercisable during a calendar year shall be taken into account in the order granted. Options that exceed the $100,000 limit shall be treated as NQSOs.

       6.3 The purchase price of each Share subject to Option shall be fixed by the Committee, provided the purchase price for Shares subject to an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

       6.4   Notwithstanding Section 6.3 above, pursuant to Code
  Section 422 and applicable regulations, the minimum purchase price of an ISO shall be 110% of the Fair Market Value of the Shares on the date the ISO is granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company's outstanding Shares.

       6.5 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

       6.6   Notwithstanding Section 6.5 above, pursuant to Code
  Section 422 and applicable regulations, an ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the ISO was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company, and no later than the tenth anniversary of the date on which the ISO was granted with respect to other Grantees.

       6.7 No Option shall become exercisable prior to the expiration of six months after the date of its grant, unless otherwise determined by the Committee or permitted by the Plan, and, subject to the limitations in the Plan, each Option shall be exercisable for the number of Shares fixed by the Committee.

  7. STOCK AWARDS

       7.1 The Committee may grant eligible employees Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which may be subject to such terms, conditions and restrictions, if any, as the Committee may deem appropriate, including, without limitation, satisfaction of performance goals, restrictions on transferability and continued employment.

       7.2 Subject to provisions of the Plan permitting acceleration, the receipt of Shares under Stock Awards granted to persons subject to
  Section 16 of the Exchange Act will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee based on criterion described in Section 9.

       7.3 At the time of grant of a Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the Committee certifies that performance goals have been met and the lapse of any restrictions that may have been imposed pursuant to the Award. Upon the attainment of such goals and the lapse of any restrictions, a certificate or certificates representing the number of Shares covered by the Award, free and clear of all restrictions, shall be issued and registered in the name of, and delivered to, the Grantee.

       7.4 Unless otherwise determined by the Committee or provided in the Plan, no Shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a Subsidiary for one year after the date of the Award.

  8. PERFORMANCE UNITS

       8.1   The Committee may grant Awards in the form of Performance
  Units.

       8.2 Amounts payable under a Performance Unit may be payable at a specified date or dates or upon attaining performance conditions. Subject to provisions of the Plan permitting acceleration, a Performance Unit granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee based on criteria described in Section 9.

  9. PERFORMANCE GOALS

      Performance Stock and Performance Unit Awards made to persons subject to Section 16 of the Exchange Act shall be based on performance goals established by the Committee prior to the start of a performance period of 12 months' duration or longer with respect to which such an Award is made. After the start of a performance period the Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The Committee shall certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or Subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Subsidiary earnings or earnings per Share; (iii) market prices of Shares; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); or (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments); and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of such business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a Subsidiary or a division; (ii) the performance of a broad based group of stocks with risk profiles similar to the Company's and; (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Grantees and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned.


  10. NON-TRANSFERABILITY OF RIGHTS

      No Award, no rights under any Award, and no payment under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and the rights and the benefits of any such Award may be exercised during the lifetime of the Grantee only by his or her guardian or legal representative or Successor.




  11.  DEATH, DISABILITY, RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

       11.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards upon the Grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine, provided that:

       (a) except as provided in paragraph (b) below, no provision shall permit an ISO to be exercised after the date three months following the Grantee's termination of employment,

       (b) no provision shall permit an Option to be exercised after the date which is twelve months following a Grantee's death or disability,

       (c) no provision shall permit a NQSO to be exercised after the date which is three years following the Grantee's retirement from the Company or a Subsidiary,

       (d) except as provided in paragraphs (b) and (c) above, no provision shall permit a NQSO to be exercised after the date which is six months following a Grantee's termination of employment,

       (e) except as provided in paragraph (f) below, all Stock Awards and Performance Units shall be cancelled and forfeited if a Grantee's employment is terminated, and
       (f) in the event of the Grantee's death, disability or retirement, the Grantee (or his Successor) shall be entitled immediately to be issued a certificate or certificates for all of the Shares represented by his Stock Award(s) and to be paid amounts due under Performance Unit awards, free and clear of all performance goal requirements and restrictions.

  For purposes of this Section 12, the term "disability" shall mean "long term disability," as defined in the AMC Long Term Disability Plan, or any comparable plan of the Company or AMC, or, if there is no such plan, the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee, and the term "retirement" shall mean "normal retirement" or, with the approval of the Committee, "early retirement" pursuant to the applicable terms of the AMC Defined Benefit Retirement Plan or any comparable plan of the Company or a Subsidiary covering a Grantee.

       11.2 Unless the Committee determines otherwise, Options which pursuant to their terms are exercisable following termination of a Grantee's employment:

       (a) may be exercised only to the extent exercisable upon the date such employment terminates, if such termination is other than by reason of the Grantee's death, disability or retirement, and

       (b) shall be accelerated if not yet vested and shall be exercisable in full, free and clear of all restrictions, if such termination is by reason of the Grantee's death, disability or retirement.

       11.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

  12. PROVISIONS RELATING TO CHANGE IN CONTROL

      The Committee may provide, at the time of an Award or thereafter, that if a Change of Control Event occurs (a) any restrictions on Stock Awards shall lapse immediately and (b) outstanding Options shall become
  exercisable immediately.   The Committee may also waive the satisfaction
  of performance goals with respect to Performance Stock Awards and Performance Units upon the occurrence of a Change in Control Event.

  13. WRITING EVIDENCING AWARDS

      Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

  14. EXERCISE OF RIGHTS UNDER AWARDS

       14.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

       14.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash, certified or bank cashier's check or money order or in Shares having a Fair Market Value equivalent to the purchase price of such Shares to be purchased, or a combination thereof. If approved by the Committee, payment of the purchase price of an Option may also be made by Note, provided that unless the Shares issued are treasury shares at least the par value of the Shares issued shall be paid in cash or equivalent or Shares as provided above. The Committee shall establish appropriate methods for accepting Shares and may impose such conditions as it deems appropriate on the use of such Shares to exercise an Option.

       14.3 Upon exercise of an Option, or after grant of a Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

       14.4 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

  15. EFFECTIVE DATE AND DURATION OF THE PLAN AND DATE OF AWARD

       15.1 The Plan shall become effective on November 10, 1994, provided any Awards granted hereunder shall be subject to approval of any governmental body having jurisdiction over the Company with respect to this Plan within the time limits applicable to any such governmental approvals.

       15.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after the date of the first stockholders meeting held in 1999 or December 31, 1999, whichever first occurs. The terms of any Award may be amended at any time prior to the end of its Term in accordance with and subject to the limitations of the Plan.

       15.3 The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

  16.  AMENDMENTS TO AWARDS

      The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Grantee, or any amendment or termination which, in the opinion of the Committee, may subject the Grantee to liability under Section 16 of the Exchange Act, shall require the Grantee's consent. It shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein are not adverse to a Grantee.

  17.  STOCKHOLDER STATUS

      No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

  18.  POSTPONEMENT OR NON-EXERCISE

      The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or upon the vesting of a Stock Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable,
  (b) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares; and (c) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares under a Stock Award or otherwise hereunder shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option shall lapse because of such postponement or as to which issuance under a Stock Award was delayed.

  19.  TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

      The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that without stockholder approval the Board will not adopt an amendment that requires stockholder approval under Rule 16b-3.

       No termination or suspension of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination or suspension except to the extent permitted in Section 16.

  20.  ADJUSTMENTS FOR CORPORATE CHANGES

       20.1 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may (a) make such equitable adjustments, designed to protect against dilution or enlargement, as it may deem appropriate in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of Shares covered thereby and in the Option price, and
  (b) make such arrangements, which shall be binding upon the holders of unexpired Options and outstanding Stock Awards, for the substitution of new Options or Stock Awards for any unexpired Options or Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and outstanding Stock Awards.

       20.2 In the event that the Company agrees (a) to sell or otherwise dispose of all or substantially all of the Company's assets, or (b) to be wholly or partially liquidated, or (c) to participate in a merger, consolidation or reorganization, or (d) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary or division, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Options granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately exercisable in full, and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units made under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately issuable or paid in full, as the case may be. The Committee may also determine that any Options not exercised, and any Stock Awards or Performance Units with respect to which any restrictions shall not have lapsed or conditions shall not have been satisfied, prior to any such event, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.

       20.3 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or stock of a Subsidiary.

  21. NON-UNIFORM DETERMINATION

      The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares need not be uniform and may be made selectively among otherwise eligible employees whether or not such employees are similarly situated.

  22.  TAXES

       22.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

       22.2  Subject to the consent of the Committee, in connection with
  (a) the exercise of a Non-Qualified Stock Option or (b) satisfaction of conditions and/or lapse of restrictions on a Stock Award, a Grantee may make an irrevocable election to tender back to the Company Shares received pursuant to (a) or (b), having a Fair Market Value sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be irrevocable and must be made by a Grantee prior to the Tax Date, by delivering written notice to the Secretary of the Company together with such information and documents as the Committee may prescribe. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Awards.

       22.3 If a Grantee is an officer of the Company and is subject to the provisions of Section 16 of the Exchange Act, then an election is subject to the following additional restrictions:

       (a) No election shall be made within six months of the grant of the Award.

       (b)   The election must be made during a Window Period.

       22.4 If, pursuant to the provisions of the Code, the Tax Date of an Award is deferred and a Grantee elects to have Shares withheld, the full number of Option Shares or Stock Award Shares may be issued but the Grantee shall enter into an agreement unconditionally obligating him or her to tender back to the Company the proper number of Shares on the Tax Date.

  23. NONCOMPETITION AND FORFEITURE PROVISION

      If the Committee so determines, an Award may specify that a Grantee shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not limited to, Awards earned but not yet paid if, in the opinion of the Committee, the Grantee, at any time during the period of Grantee's employment and for one (1) year thereafter, without the written consent of the Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company, in the geographic area in which the Company does business, or in any manner which is inimical to the best interests of the Company.

  24. TENURE

      Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment of such participant. An employee terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options already exercised and Stock Awards on which restrictions have already lapsed.

  25. APPLICATION OF PROCEEDS

      The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

  26. OTHER ACTIONS

      Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or pay bonuses for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.


  27.  GENDER AND NUMBER

      Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

  28.  REQUIREMENTS OF LAW, GOVERNING LAW

      The granting of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

  29.  EFFECT ON OTHER PLANS

      Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.





                                                     EXHIBIT 5.1
                               March 16, 1995




  AMC Entertainment Inc.
  106 West 14th Street, Suite 1700
  Kansas City, Missouri 64105

   Re: 1994 Stock Option and Incentive Plan

  Ladies and Gentlemen:

   We have acted as counsel for AMC Entertainment Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the common stock, par value 66 2/3c per share (the "Shares"), of the Company, which shares are to be issued under the Company's 1994 Employee Stock Option and Incentive Plan (the "Plan").

   In connection therewith we have examined:

   1. Resolutions approving the Plan and authorizing the preparation and filing of the Registration Statement, and amendments thereto, and certain related actions;

   2.     The Registration Statement;

   3.     The Plan;

   4.     The Restated and Amended Certificate of Incorporation of the
  Company; and

   5.     The Bylaws of the Company.

   We have also made such other factual and legal investigations as we deemed necessary or appropriate in order to render the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified copies or photocopies.

   Based solely on the foregoing, we are of the opinion that:

   1. The Company has authority to issue options and Shares upon the exercise of said options and to issue Shares pursuant to Performance and Restricted Stock Awards pursuant to the Plan; and





   2. The Shares are duly authorized, and, upon receipt by the Company of adequate consideration therefor pursuant to the Plan and delivery by the Company, said Shares will be validly issued, fully paid and nonassessable;

   3. The Plan is not subject to the Employment Retirement Income Securities Act of 1974.

   We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you with respect to any manner within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may affect the above opinion. Other than the addressee hereof, no one is entitled to rely on this opinion; provided, however, that we hereby consent to all references to the undersigned in the Registration Statement and the Prospectus contained therein, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.

                                     Very truly, yours,


                                     /s/ Gage & Tucker L.C.
                                     Gage & Tucker L.C.








                                                   EXHIBIT 23.2
                     CONSENT OF INDEPENDENT ACCOUNTANTS





  To the Board of Directors and Stockholders of
    AMC Entertainment Inc.
  Kansas City, Missouri

       We consent to the incorporation by reference in the registration statement of AMC Entertainment Inc. (the "Company") on Form S-8 respecting the Company's 1994 Stock Option and Incentive Plan, of our report dated May 23, 1994 on our audits of the consolidated financial statements and financial statement schedules of the Company as of March 31, 1994 and April 1, 1993 and for the years (52 weeks) then ended, which report is included in the Company's annual report on Form 10-K.


  /s/ Coopers & Lybrand L.L.P.
  Kansas City, Missouri
  March 16, 1995





                                                        EXHIBIT 23.3
                       INDEPENDENT AUDITORS' CONSENT





       We consent to the incorporation by reference in this Registration Statement of AMC Entertainment Inc. on Form S-8 pertaining to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan of our report dated May 21, 1992 (June 21, 1993 as to Note 2 on the 1993 financial statements, not included therein) appearing in the Annual Report on Form 10-K of AMC Entertainment Inc. for the fiscal year ended March 31, 1994.


  /s/ Deloitte & Touche LLP
  Kansas City, Missouri
  March 16, 1995